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                                                                    Exhibit 5.01

                    [Kirkpatrick & Lockhart LLP letterhead]

                                October 28, 1996


Education Management Corporation
300 Sixth Avenue
Pittsburgh, Pennsylvania  15222

   Re:   REGISTRATION STATEMENT ON FORM S-1
         (FILE NO. 333-10385)
         ----------------------------------

Ladies and Gentlemen:

   We are acting as special counsel to Education Management Corporation, a Pennsylvania corporation (the "Company"), in connection with the Registration Statement on Form S-1 (File No. 333-10385) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, by the Company on August 19, 1996 and amended on October 1, 1996, October 8, 1996 and October 28, 1996 (the "Registration Statement"). The Registration Statement relates to the public offering (the "Offering") of up to 5,073,600 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which consists of: (i) up to 3,372,209 shares of Common Stock (the "Company Shares") to be sold to the underwriters for whom CS First Boston Corporation, Smith Barney Inc. and The Chicago Corporation are acting as representatives (the "Underwriters") by the Company, including up to 142,209 Company Shares which the Underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments; and (ii) up to 1,701,391 shares of Common Stock (the "Selling Shareholders' Shares") to be sold to the Underwriters by certain shareholders identified in the Registration Statement (the "Selling Shareholders"), including up to 401,391 Selling Shareholders' Shares which the Underwriters will have an option to purchase from the Selling Shareholders solely for the purpose of covering over-allotments. Each share of Common Stock to be sold in the Offering will be accompanied by one preferred share purchase right (a "Right"), the terms of which are set forth in a Rights Agreement, dated as of October 1, 1996 (the "Rights Agreement"), between the Company and Mellon Bank, N.A.

   We are familiar with the Registration Statement. We have examined (i) the Company's Restated Articles of Incorporation, (ii) the Company's Restated Bylaws, (iii) the Company's proposed Amended and Restated Articles of Incorporation in the form in which they are to be filed with the Department of State of the Commonwealth of Pennsylvania (the "New Articles") prior to the consummation of the Offering, (iv) the Company's proposed Amended and Restated Bylaws in the form in which they are proposed to become effective prior to the consummation of the Offering (the "New Bylaws"), (v) the Rights Agreement,


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Education Management Corporation
October 28, 1996
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(vi) the proceedings of the Board of Directors of the Company with respect to the approval and adoption of the New Articles, New Bylaws and Rights Agreement, and (vii) the Notice of Annual Meeting of Shareholders of the Company to be held on October 24, 1996 and the related proxy statement therefor, at which meeting the Company's shareholders voted to approve and adopt the New Articles and New Bylaws. We have also examined such other documents, corporate records, certificates of public officials, instruments, statutes and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matters hereinafter set forth. In making such examinations and rendering the opinions on the matters set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, photostatic or other reproduced copies and the authenticity of the originals of such documents, and the due execution and delivery of all such documents.

   Based upon and subject to the foregoing and subject to the filing of the New Articles with the Department of State of the Commonwealth of Pennsylvania, we are of the opinion that:

   (a) The Company Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

   (b) As of immediately prior to the consummation of the Offering, the Selling Shareholders' Shares will have been validly issued and be fully paid and non-assessable.

   (c) Effective upon the consummation of the Offering, the Rights will be legally issued obligations of the Company.

   We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to the undersigned in the prospectus forming a part thereof under the caption "Legal Matters."

                                               Yours truly,

                                               /s/ KIRKPATRICK & LOCKHART LLP